EXHIBIT 23.1












The Board of Directors
Paragon Technologies, Inc.:


We consent to the incorporation by reference in the registration statements (No. 333-10181, No. 333-25555, and No. 333-36397) on Form S-8 and Form S-3 (No.
333-40834) of Paragon Technologies, Inc. of our report dated February 28, 2001, relating to the consolidated balance sheets of Paragon Technologies, Inc. and subsidiary as of December 31, 2000 and 1999, and the related statements of operations, stockholders' equity and cash flows for the year ended December 31, 2000, for the ten months ended December 31, 1999 and for the year ended February 28, 1999 and all related schedules, which report appears in the December 31, 2000 annual report on Form 10-K of Paragon Technologies, Inc.




                                   /s/ KPMG LLP
                                   ---------------------------------------------
                                   KPMG LLP







Allentown, Pennsylvania
March 29, 2001














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